Exhibit 99.1

Clearwater Analytics Agrees to Acquire JUMP Technology

Acquisition to Fuel Clearwater's European Expansion and Enable Path to Complete Cloud-Based Front-to-Back Investment Lifecycle Solution

BOISE, Idaho, September 29, 2022 – Clearwater Analytics Holdings, Inc. (NYSE: CWAN), a leading provider of SaaS-based investment accounting, reporting, and analytics solutions, today announced that it has entered into an agreement that will lead to the acquisition of Paris, France-based JUMP Technology. This transaction will vastly expand Clearwater Analytics’ capabilities in investment management and operations with a complete front-to-back solution. Clearwater expects the acquisition to close within the next two months.

JUMP Technology, whose clients include market leaders Rothschild & Co Asset Management, Groupama, Groupe VYV, APICIL Asset Management, and Moneta Asset Management, has developed an innovative, modular, technology platform that is dedicated to the investment management industry spanning investment managers, hedge funds, private banks, family offices, insurers, and institutional investors.

The JUMP solution covers the entire investment management value chain, for a broad range of financial instruments, in a single software platform combining Data Management, Front-Middle-Back office, and reporting capabilities. JUMP’s modular approach allows clients to use a specific solution for a particular business need — PMS, OMS, Performance Attribution, NAV, Unit Linked Funds, Reporting or for the entire Front-to-Back value chain.

The acquisition will allow Clearwater to offer an innovative, end-to-end platform for the hedge fund and investment management industry. Combined with Clearwater Prism, it will provide an enterprise-class solution for investment managers of all sizes.

The modular nature of the JUMP platform will allow current clients and prospects of Clearwater to utilize advanced performance and attribution capabilities and best-in-class front-office modules that will integrate with the Clearwater platform, while clients in Europe will get full end-to-end capabilities for unit linked funds.

“This acquisition furthers Clearwater’s journey to become a multi-product company, gives us immediate scale in Europe, and expands our offering to cover the entire investment lifecycle,” said Sandeep Sahai, CEO at Clearwater Analytics. “I have had the pleasure of getting to know JUMP founder Emmanuel Fougeras and his team and their commitment to innovation and building the best platform for their clients is extraordinary. We look forward to welcoming JUMP’s employees and clients to the Clearwater family, and together, building an industry-disrupting leadership position in the market.”

“We are delighted to join the Clearwater family and combine our world-class technology with a global go-to-market engine,” said Emmanuel Fougeras, Founder and CEO at JUMP Technology. "Clearwater shares our passion for building innovative technologies that enrich the client experience and enables asset managers and insurers to grow confidently. I can’t think of a better place for our team to continue our mission and make JUMP’s technology available to a global customer base.” Emmanuel Fougeras will continue to lead the JUMP technology team following the acquisition.

The terms of a customary French put and exclusivity agreement will lead to the purchase of JUMP Technology for 75 million euros, with employees and owners to receive up to 3.8 million restricted stock units in Clearwater to be earned over four years from their grant date. The acquisition will add 100 employees serving 70 customers across Europe. JUMP Technology earned 12.1 million euros in revenue in 2021 on an IFRS basis. The transaction is expected to close in the fourth quarter of 2022, subject to completion of French regulatory requirements and other closing conditions. Given the timing of closing, the transaction is currently expected to have a de minimis impact on Clearwater Analytics’ revenues in Q4 2022.

Clearwater Analytics will host a conference call on September 29, 2022, at 5:00 p.m. ET through a live webcast available on the Company’s investor relations website. Participants must visit investors.clearwateranalytics.com to listen to this live webcast. A replay of the webcast will be available on the Company’s investor relations website.

About JUMP Technology

JUMP Technology is a software company that is 100% dedicated to the investment management industry: investment management companies, private banks, family offices, insurers, and institutional investors. While customized for each industry group, the JUMP solution covers the entire investment management value chain, across a broad range of financial instruments, in a single software platform combining data management, Front-Middle-Back office, and reporting capabilities. Its modular approach allows you to use the solution for a particular business need (PMS, OMS, Reporting, Data Management, Performance Attribution, NAV, Compliance, Accounting, etc.) or for the entire Front-to-Back value chain.

JUMP Technology is present in France and other countries in Europe. Its platform can be deployed on-premises or in the cloud and is suitable for industry players of any size.

About Clearwater Analytics

Clearwater Analytics is a global industry-leading SaaS solution for automated investment data aggregation, reconciliation, accounting, compliance, risk, performance, and reporting. Each day, the Clearwater solution reports on more than $5.9 trillion in assets for clients that include leading insurers, asset managers, corporations, pension plans, governments, and nonprofit organizations – helping them make the most of their investment portfolio data with a world-class product and client-centric servicing. Investment professionals around the globe trust Clearwater to deliver timely, validated investment data and analytics. Additional information about Clearwater can be found at clearwateranalytics.com, LinkedIn, and Twitter.

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Media Contact:

Susan Ganeshan, Clearwater Chief Marketing Officer | +1 208-433-1200 | press@clearwateranalytics.com

Use of Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company's and JUMP Technology’s possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond Clearwater Analytics’ control, that may cause the Company's and JUMP Technology’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties may cause actual results to differ materially from Clearwater Analytics’ current expectations and include, but are not limited to, the Company's ability to successfully integrate the operations and technology of JUMP Technology with those of the Company, retain and incentivize the management of JUMP Technology following the close of the acquisition, retain the clients of JUMP Technology and successfully close the acquisition of JUMP Technology, as well as other risks and uncertainties detailed in Clearwater Analytics’ periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 16, 2022, and in other periodic reports filed by Clearwater Analytics with the SEC. These filings are available at www.sec.gov and on Clearwater Analytics’ website.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing Clearwater Analytics’ expectations or beliefs as of any date subsequent to the time they are made. Clearwater Analytics does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of Clearwater Analytics.